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                                                               Sub-Item 77Q1(a)

                                AMENDMENT NO. 1
                                    TO THE
                          SECOND AMENDED AND RESTATED
                      AGREEMENT AND DECLARATION OF TRUST
                                      OF
                           INVESCO MANAGEMENT TRUST

   This Amendment No. 1 to the Second Amended and Restated Agreement and Declaration of Trust of Invesco Management Trust (this "Amendment") amends, effective April 2, 2018, the Second Amended and Restated Agreement and Declaration of Trust of Invesco Management Trust (the "Trust") dated as of April 11, 2017, as amended (the "Agreement").

   Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

   WHEREAS, the Trust desires to amend the Agreement to add Class A Shares to Invesco Conservative Income Fund;

   NOW, THEREFORE, the Agreement is hereby amended as follows:

       1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

       2. All capitalized terms are used herein as defined in the Agreement unless otherwise defined herein. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

       3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

   IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of January 19, 2018.

                                          By:     /s/ John M. Zerr
                                                  ------------------------------
                                          Name:   John M. Zerr
                                          Title:  Senior Vice President

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                                   EXHIBIT 1

                                  "SCHEDULE A
                           INVESCO MANAGEMENT TRUST
                        PORTFOLIOS AND CLASSES THEREOF

 PORTFOLIO                                      CLASSES OF PORTFOLIO
 ---------                              -------------------------------------
 Invesco Conservative Income Fund       Class A Shares
                                        Institutional Class"